EXHIBIT 3.1

                       CERTIFICATE OF DESIGNATION OF

                  SERIES A PARTICIPATING PREFERRED STOCK

                                    OF

                     CORRECTIONAL SERVICES CORPORATION


          Pursuant  to Section 151 of the Delaware General Corporation Law,
Correctional   Services    Corporation,   a   Delaware   corporation   (the
"Corporation"), hereby certifies that:

        The Certificate of Incorporation of the Corporation was filed with the Secretary of State on October 28, 1993, and was amended by the Certificate of Amendment of the Certificate of Incorporation filed on August 1, 1996.

        In accordance with the provisions of Section 151 of the Delaware General Corporation Law, this Certificate of Designation was duly adopted by the Board of Directors of the Corporation at a meeting duly called and legally held on January 5, 2000.

        In accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation, and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

        (a) Series A Participating Preferred Stock. A series of Preferred Stock is created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated "Series A Participating Preferred Stock" (the "Participating Preferred Shares"), to consist of five hundred thousand (500,000) shares, par value $.01 per share, of which the preferences, limitations and relative rights shall be as follows:

               A.  FUTURE  INCREASE  OR  DECREASE.   Subject  to subsection
(iv), clause E. below, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.

               B. DIVIDEND RATE. The holders of shares of Participating Preferred Shares shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Shares, in an amount per share (rounded to the nearest cent), subject to the provision for

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adjustment hereinafter  set  forth, equal to 1,000 times the aggregate per-
share amount of all cash dividends and 1,000 times the aggregate per-share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Shares. In the event the Corporation shall at any time after the date hereof (the "Rights Declaration Date") (i) declare any dividend on Common Stock, payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Participating Preferred Shares were entitled immediately prior to such event under (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (1) On or after the first issuance of any share or fractional share of Participating Preferred Shares, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Shares as provided above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred Shares as provided above. No dividend or distribution (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) shall be paid or payable to holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of Participating Preferred Shares.

         (2) Dividends shall begin to accrue and be cumulative on outstanding shares of Participating Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such shares of Participating Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend
         Payment  Date  or  is  a  date  after  the  record  date  for  the determination of holders of shares of Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Participating Preferred Shares entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               C. DISSOLUTION, LIQUIDATION AND WINDING UP.

                  (1) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Participating Preferred Shares shall receive at least $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Preferred Shares shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Participating Preferred Liquidation Preference").

                  (2) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount which holders of Participating Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in clause A. above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               D.  VOTING  RIGHTS.   The holders of shares of Participating
Preferred Shares shall have the following voting rights:

                   (1)   Each   one   one-thousandth    of   a   share   of
Participating Preferred Shares shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company.

                   (2) Except as otherwise provided herein, by law, the Articles of Incorporation or the By-laws, the holders of shares of Participating Preferred Shares and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                   (3)   If  and  whenever dividends on  the  Participating
Preferred Shares shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Participating Preferred Shares, voting separately as a class (subject to the provisions of clause D. below), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two directors. Each one one-thousandth of a share of Participating Preferred Shares shall be entitled to one vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Participating Preferred Shares to elect directors may be exercised until all dividends in default on the Participating Preferred Shares shall have been paid in full,

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and  dividends for the current dividend period declared and funds  therefor set apart, and when so paid and set apart, the right of the holders of Participating Preferred Shares to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the
case  of  any such future dividend default  or  defaults.   The  fact  that
dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board
of  Directors.   The  directors  so  elected  by  holders  of Participating
Preferred Shares shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

          At any time when such special voting rights have been so vested in the holders of the Participating Preferred Shares, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares of the Participating Preferred Shares then outstanding addressed to such Secretary at the principal office of the Corporation, shall, call a special meeting of the holders of the Participating Preferred Shares for the election of the directors to be elected by them as herein above provided, to be held in the case of such written request within forty days after delivery of such request, and in either case to be held at the place and upon the notice provided in the Corporation's By-laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety days before the date fixed for the next ensuing annual or special meeting of stockholders or (ii) if at the time any such request is received, the holders of Participating Preferred Shares are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of clause D. below.

                   (4) If, at any time when the holders of Participating Preferred Shares are entitled to elect directors pursuant to the foregoing provisions of this subsection (iv), the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Corporation's Articles of Incorporation, as amended, as in effect at the time of the designation for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Participating Preferred Shares and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Participating Preferred Shares to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Participating Preferred Shares, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Participating Preferred Shares as well as such other series, without prejudice to the right of the holders of Participating Preferred Shares to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Participating Preferred Shares are entitled to vote. If the holders of any such other series are entitled to elect in excess of two directors, the Participating Preferred Shares shall not participate in the election of more than two such directors, and those

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directors whose terms first expire shall be  deemed  to  be  the  directors elected by the holders of Participating Preferred Shares; provided that, if at the expiration of such terms the holders of Participating Preferred Shares are entitled to vote in the election of directors pursuant to the provisions of this subsection (iv), then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special
meeting   of   stockholders  referred  to  in  clause  C.)  of  holders  of
Participating Preferred Shares for the purpose of electing replacement directors (in accordance with the provisions of this subsection (iv)) to be held on or prior to the time of expiration of the expiring terms referred to above.

                   (5) Except as otherwise set forth herein or required by law, the Corporation's Articles of Incorporation or By-laws, holders of Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Participating Preferred Shares at any time outstanding shall be required in order to permit the Board of Directors to: (i) increase the number of authorized shares of Participating Preferred Shares or to decrease such number to a number not below the sum of the number of shares of Participating Preferred Shares then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) to issue Preferred Stock which is senior to the Participating Preferred Shares, junior to the Participating Preferred Shares or on a parity with the Participating Preferred Shares.

          E. REDEMPTION.  The  shares of  Participating  Preferred   Shares
shall not be redeemable.


          IN WITNESS WHEREOF, the undersigned has made, subscribed and acknowledged this Certificate of Designation this 10th day of January, 2000.




                              /s/ James F. Slattery
                              ------------------------
                              James F. Slattery
                              President